SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 2, 2012

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Vanderbilt Avenue, Suite 403
New York, New York  10017
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.               Other Events.

In connection with New York Mortgage Trust, Inc.’s (the “Company”) plans to make a public offering of its common stock, the Company announced today that during the quarter ending December 31, 2012, it expects to purchase the first loss PO security and certain IO securities from two separate Freddie Mac-sponsored  multi-family loan securitizations being completed in the fourth quarter of 2012 for an aggregate purchase price of approximately $53 million. The Company expects to finance these purchases, in part, with a portion of the net proceeds from its public offering of common stock, and the remaining balance funded with proceeds from working capital and/or available short-term or longer-term structured financing. The purchases of these securities are pending and as a result, there can be no assurance that the Company will complete the purchases during the expected period, if at all.

In addition, the Company announced that it used substantially all of the net proceeds from its public offering of 11,500,000 shares of common stock (including 1,500,000 shares issued pursuant to the exercise of an option granted to the underwriters) in August 2012 to purchase Agency RMBS, including adjustable-rate and fixed-rate Agency RMBS. Further, the Company announced that it used substantially all of the net proceeds from its public offering of 5,175,000 shares of common stock (including 575,000 shares issued pursuant to the exercise of an option granted to the underwriters) in July 2012 to purchase Agency RMBS backed by adjustable-rate mortgage loans and to repay short-term indebtedness.

Finally, the Company is updating its risk factor disclosure as follows:

Failure to obtain and maintain an exemption from being regulated as a commodity pool operator could subject us and our directors and officers to additional regulation and compliance requirements and may result in fines, penalties and other actions or proceedings which could materially adversely affect our business and financial condition.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, provided the U.S. Commodity Futures Trading Commission , or CFTC, with jurisdiction over derivative contracts commonly referred to as “swaps.” As part of the amendments to the Dodd-Frank Act’s amendments to the Commodity Exchange Act, any investment fund that trades in swaps may be considered a “commodity pool,” which would cause its “operators” (in some cases the fund’s directors), to be regulated as “commodity pool operators,” or CPOs. Under these amended statutory provisions, which become effective on October 12, 2012 for those funds that become commodity pools solely because of their use of swaps, CPOs must register with the CFTC and the National Futures Association, or NFA.  Registration as a CPO requires, among other things, compliance with the CFTC’s regulations and the NFA’s rules with respect to disclosure, reporting, recordkeeping and business conduct.

We do not currently engage in any speculative derivatives activities or other non-hedging transactions using swaps, futures or options on futures. We do not use these instruments for the purpose of trading in commodity interests and we do not consider our company or its operations to be a commodity pool as to which CPO registration or compliance is required. Nonetheless, we intend to submit a no-action letter request to the staff of the CFTC seeking relief for our directors and officers from CPO registration and compliance. Consequently, at this time, our directors and officers do not intend to register as CPOs with the NFA. However, there can be no assurance that the CFTC staff will provide the relief requested from these new rules prior to October 12, 2012, or at all.

The CFTC may suspend or revoke the registration of a person who fails to comply with commodities laws, rules and regulations, prohibit such a person from trading or doing business with registered entities, impose civil money penalties, require restitution and seek fines or imprisonment for criminal violations. In addition, in the event that we are viewed to be a commodity pool, we may be obligated to provide you with additional disclosures regarding our hedging instruments.  Further, a private right or action exists against those who violate the laws over which CFTC has jurisdiction . In the event that we are viewed to be a commodity pool and we fail to receive no-action relief from the CFTC on this matter and our directors and officers fail to comply with the regulatory requirements of these new statutory provisions, we may be subject to significant fines, penalties and other civil or governmental actions or proceedings, any of which could have a materially adverse effect on our business, financial condition and results of operations.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. The Company’s actual results may differ from the Company’s beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to it. No assurance can be given that the acquisition of the multi-family commercial mortgage-backed securities discussed above will be completed on the terms described or at all. Completion of these acquisitions are subject to numerous possible events, factors and conditions, many of which are beyond the control of the Company and not all of which are known to it, including, without limitation, market conditions and those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, each of which can be accessed at the SEC’s website at www.sec.gov. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: October 2, 2012	By:	/s/ Steven R. Mumma
	Name:	Steven R. Mumma
	Title:	Chief Executive Officer and President